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                                                                     Exhibit 4.2



                               WARRANT AGREEMENT

                         Dated as of January 12, 2000


                                 By and among



                             DIGEX, INCORPORATED,


                             MICROSOFT CORPORATION

                                      and

                              CPQ HOLDINGS, INC.
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          WARRANT AGREEMENT dated as of January 12, 2000 by and among DIGEX,
INCORPORATED, a Delaware corporation (the "Company"), Microsoft Corporation, a Delaware corporation, and CPQ Holdings, Inc., a Delaware corporation (Microsoft Corporation and CPQ Holdings, Inc. together, the "Initial Holders").

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Grant.  The Company hereby grants to the Initial Holders, in the
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amounts set forth in Exhibit A opposite their names, warrants ("Warrants") which
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shall entitle the registered holder thereof to purchase from the Company, at any time or from time to time hereafter until 5:00 P.M., New York time, on January 12, 2003 (the "Expiration Date"), up to 1,065,000 shares (the "Warrant Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"), subject to adjustment as provided in Section 6, at the exercise price of $57.00 per share, subject to adjustment as provided in Section 6 (the "Exercise Price"), all subject to the terms and upon the conditions set forth herein. Each Warrant not exercised or deemed exercised on or prior to the Expiration Date shall become invalid and all rights thereunder, and all rights in respect thereof under this Agreement, shall cease as of that time.

          2.  Warrant Certificates.  The Warrants shall be evidenced by
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certificates issued pursuant to this Agreement (the "Warrant Certificates") in the form set forth in Exhibit B hereto, with such appropriate insertions,
                      ---------
omissions, substitutions, and other variations as are required or permitted by this Agreement.

          3.  Exercise of Warrant.
              -------------------

          (a) General.  Subject to the provisions of this Agreement, upon
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surrender to Continental Transfer & Trust Company (the "Transfer Agent") at its
principal office of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with Payment (as defined below) of the Exercise Price then in effect, the Transfer Agent shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities or property to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate. Any certificate or certificates representing Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and Payment of the Exercise Price.

          (b) Payment.    Payment of the Exercise Price shall not be made in
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cash.  Each registered holder of the Warrants shall exercise its rights to receive Warrant Shares on a net basis, such that without the exchange of any funds, such holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of such Warrants less that number of Warrant Shares having a current market price equal to the aggregate cash Exercise Price that

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would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised. For purposes of this Warrant Agreement, "Payment" of the Exercise Price shall be made pursuant to the previous sentence.

          For the purpose of any computation under this paragraph 3(b), the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive trading days ending on the day before the day the Warrant Certificate (together with a duly executed Form of Election to Purchase) is delivered to the Company. The term "Closing Price" shall mean, for each trading day, the last reported sale price on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company (the "Board").

          (c)  Exercise in Whole or in Part.  The purchase rights evidenced by a
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Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part, but only for lots of 100 (as appropriately adjusted for any reverse stock splits and similar transactions that result in fewer Warrant Shares issuable upon exercise) Warrant Shares or integral multiples thereof if less than all the Warrants then held by such registered holder are being exercised. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Transfer Agent shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

          (d)  Fractional Shares.  No fractional shares of Common Stock shall be
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issued upon exercise of any Warrants. Instead the Transfer Agent shall round the results of an exercise up to the nearest full share of Common Stock.

          (e)  Reservation of Shares.  The Company has reserved and deposited in
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escrow with the Transfer Agent enough shares of Common Stock to permit the exercise of the Warrants in full. From time to time, upon any adjustment of the Exercise Price and the number of Warrant Shares deliverable hereunder pursuant to Section 6, the Company shall reserve and deposit in escrow with the Transfer Agent enough additional shares of Common Stock to permit the exercise of the Warrants in full, as so adjusted. All such shares of Common Stock held by the Transfer Agent in escrow shall not be deemed outstanding until delivered by the Transfer Agent to a registered holder of the Warrants pursuant to the terms hereof. All shares of Common Stock that may be issued to a registered holder of the Warrants upon exercise shall be fully paid and nonassessable and free of all taxes, liens and charges in respect thereof other than those resulting from any action taken by the registered holder or as provided in Section 8 hereof. The

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Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon exercise of the Warrants.

          4.  Restrictions on Transfer.
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          (a)  Warrant Register.  The Transfer Agent shall maintain at its
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principal office a Warrant Register for registration of the Warrants and Warrant
Certificates and transfers thereof. The Transfer Agent shall initially register the outstanding Warrants in the name of the Initial Holders. The Transfer Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

          (b)  Warrants and Warrant Shares Not Registered.  Each registered
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holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant are not registered under the Securities Act of 1933, as amended (the "Securities Act"), that the issuance of the Warrants and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company's reliance on such exemption is predicated in part on the representations made by the Initial Holders of the Warrants to and with the Company that each such holder (1) is acquiring the Warrants for investment for its own account, with no present intention of reselling or otherwise distributing the same, (2) is an "accredited investor" as defined in Regulation D under the Securities Act, and (3) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of the Warrants. Neither the Warrants nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, or (ii) if such transferee makes the applicable representations set forth in the preceding sentence in writing to the Company, with the delivery to the Company and the Transfer Agent of an opinion of counsel, reasonably satisfactory to the Company, stating that
(A) no registration is required under the Securities Act, and (B) such disposition will also be in compliance with applicable state securities law; provided that no such opinion of counsel shall be required for a transfer of the Warrants or the related Warrant Shares by an Initial Holder to any of its affiliates, provided that such affiliate assumes all of such Initial Holder's obligations hereunder.

          (c)  Notice and Registration of Transfer.  Each registered holder
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of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or of any Warrant Shares, such holder will give written notice to the Transfer Agent expressing such holder's intention to effect such disposition and describing briefly such holder's intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or

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thereafter issuable upon exercise hereof, are to be disposed of together with the opinion, if any, required by paragraph 4(b) above, whereupon, but only if such transfer is permitted pursuant to paragraph 4(b) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Transfer Agent. In the event of such transfer, the Transfer Agent shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Transfer Agent at its principal office, accompanied by a written instrument of transfer in form satisfactory to it, duly
executed by the registered holder thereof.   Upon any such registration or
transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.

          5.  Special Agreements of the Company.  The Company covenants and
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agrees as follows:

          (a) Listing on Securities Exchanges.  If the Common Stock is listed on
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a stock exchange, the Company will use its reasonable best efforts to procure at its sole expense the listing of all Warrant Shares (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed and maintain the listing of such shares and other securities after issuance.

          (b) Actions in Avoidance; Non-Dilution.  The Company will not,
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by amendment of its Restated Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in carrying out all of the provisions of the Warrants and in taking all of such action as may be necessary or appropriate in order to protect the rights of the registered holders of the Warrants against impairment.

          6.  Adjustment of Exercise Price and Number of Warrant Shares
              ---------------------------------------------------------
Issuable. The number and kind of shares purchasable upon the exercise of
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Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the

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holders entitled to such dividends and distributions.  For the purposes of this paragraph 6(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b) In case the Company shall issue Common Stock, any security convertible into or exercisable for Common Stock, or rights, options or warrants to subscribe for, purchase or acquire shares of Common Stock or other securities convertible into or exercisable for Common Stock (excluding shares issued (i) in any of the transactions described in paragraphs 6(a), 6(c) or 6(d) of this Agreement, (ii) pursuant to the Company's employee incentive plans, (iii) upon exercise of options and warrants of the Company outstanding as of the date hereof, (iv) to shareholders of any corporation which merges into the Company or a subsidiary of the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (v) upon conversion or exchange of any preferred stock or convertible debt of the Company, or (vi) in a bona fide offering (whether pursuant to a registered offering or an offering pursuant to Rule 144A of the Securities Act) pursuant to a firm commitment underwriting designed to achieve a broad distribution and in which no person (or group of affiliated persons) has a prior arrangement to acquire shares in the offering such that, after giving effect to the offering, such person or group would beneficially own shares representing 5% or more of the total shares outstanding), at a price per share (on an as converted or exercised basis) less than the current market price per share (determined as provided in paragraph 6(f) below) of the Common Stock on the earliest of (x) the date of the closing of any new issuance, (y) the date fixed for the determination of stockholders entitled to receive such securities, and (z) the date on which the Company becomes contractually obligated to issue such securities, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph 6(b), if any such right, option or warrant shall expire and shall not have been exercised, the Exercise Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Exercise Price made pursuant to the provisions of this paragraph 6 after the issuance of such rights, options or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of

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Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 6(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of (x) the Exercise Price in effect on such date and (y) a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants for which an adjustment has been made under paragraph 6(b) above, (y) any dividend or distribution for which an adjustment has been made under paragraph 6(a) or 6(c) above, and (z) cash dividends paid from the Company's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share (determined as provided in paragraph 6(f) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution)), then in each case, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exercise Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph 6(f) below) of the Common Stock on such date of determination less the then fair market value as determined by the Board (whose determination shall be conclusive) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this paragraph 6) applicable to one share of Common Stock, and the denominator shall be such current market price per share

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of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): repurchases of Common Stock issued under the Company's stock incentive programs in accordance with the provisions thereof.

          (e) In the case of any reclassification or change of the capital stock of the Company, upon consummation of such reclassification or change, each Warrant shall survive such reclassification or change and automatically become exercisable into the kind and amount of securities, cash or other property receivable upon such reclassification or change by a holder of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reclassification or change. Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrants, to the end that the provisions set forth herein (including the provisions with respect to changes in and other adjustment of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon exercise of the Warrants.

          (f) For the purpose of any computation under paragraph 6(b) or 6(d) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive trading days ending the day before the day in question; provided that, in the case of paragraph 6(d), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be less than 20 trading days, the period shall be such lesser number of trading days but, in any event, not less than five trading days.

          (g) No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

          (h) For purposes of this paragraph 6, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company (including Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of the Company). However, subject to the provisions of paragraph 6(l) below, shares issuable on exercise of the Warrants shall include only shares of the class designated as Class A Common Stock of the Company on the date hereof or shares of any class or classes or other securities or assets resulting from any reclassification thereof; provided that, if at any time there shall be more than one such

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resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (i) No adjustment in the Exercise Price shall reduce the Exercise Price below the then par value of the Common Stock. No adjustment in the Exercise Price need be made under paragraphs 6(a), 6(b) and 6(d) above if the Company issues or distributes to each registered holder of Warrants the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each registered holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

          (j) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), 6(b), 6(c) or 6(d) above, (A) the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment and (B) the Company shall promptly mail to registered holders of Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

          (k)  If:

          (A) the Company takes any action which would require an adjustment in the Exercise Price pursuant to this Section 6;

          (B) a capital reorganization of the Company occurs or the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation,; or

          (C) there is a dissolution or liquidation of the Company;

the Company shall mail to registered holders of the Warrants, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 5 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 6(k).

          (l) In the case of any consolidation of the Company or merger of the Company with any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each Warrant shall survive such merger

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or sale and automatically become exercisable into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Warrants, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of Warrants. If this paragraph 6(l) applies, paragraphs 6(a), 6(c) and 6(e) do not apply.

          (m) In any case in which this paragraph 6 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any Warrants exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such exercise over and above the shares issuable on the basis of the Exercise Price and number of Warrant Shares in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Exercise Price and number of Warrant Shares shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

          7.  Exchange and Replacement of Warrant Certificates.  Each Warrant
              ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Transfer Agent, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Transfer Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company and/or the Transfer Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Transfer Agent will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          8.  Payment of Taxes.  The Company will pay all documentary stamp
              ----------------
taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver

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such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          9.  Statement on Warrants.  Irrespective of any adjustment in the
              ---------------------
number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares and the same Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

          10.  Registration.  The Company acknowledges that registered holders
               ------------
shall have the registration rights set forth in the Registration Rights Agreement dated the date hereof between the Company and the Initial Holders.

          11.  Notices.
               -------

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):

          (i) if to registered holder, to the address set forth on the Warrant Register maintained by the Transfer Agent; and

          (ii) if to the Company, to:

                    Digex, Incorporated.
                    One Digex Plaza
                    Beltsville, Maryland 20705
                    Attention: Chief Financial Officer
                    Facsimile: (240) 264-2380

                    with a copy to:

                    Kronish Lieb Weiner & Hellman LLP
                    1114 Avenue of Americas
                    New York, NY 10036-7798
                    Attention: Ralph J. Sutcliffe, Esq.
                    Facsimile: (212) 479-6275

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

          12.  Amendment.  The Company with the consent of the registered
               ---------
holders of the unexercised Warrants evidencing at least a majority of the Warrant Shares underlying the unexercised Warrants may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each registered holder affected, no such amendment shall (with respect to Warrants held by a non-consenting registered holder) increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise of any Warrant .

          13.  Successors.  Except as otherwise provided herein, all the
               ----------
covenants and provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns hereunder.

          14.  Governing Law.  This Agreement and each Warrant Certificate
               -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflicts of law principles thereof).

          15.  Benefits of This Agreement.  Nothing in this Agreement shall be
               --------------------------
construed to give to any person other than the Company and the registered holders of the unexercised Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders. Prior to the exercise of the Warrants, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants, as such, are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

          16.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

          17.  Headings.  The headings in this Agreement are intended solely for
               --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

                              DIGEX, INCORPORATED


                              By:  /s/ MARK K. SHULL
                                  ------------------
                                 Name: Mark K. Shull
                                 Title: Chief Executive Officer


                              MICROSOFT CORPORATION


                              By:  /s/  ROBERT J. HERBOLD
                                  ------------------------
                                 Name: Robert J. Herbold
                                 Title: Chief Operating Officer


                              CPQ HOLDINGS, INC.


                              By:  /s/  BEN K. WELLS
                                  ------------------------
                                 Name: Ben K. Wells
                                 Title: Vice President & Treasurer

                                   Exhibit A

Initial Holders                       Number of Warrants
---------------                       ------------------

Microsoft Corporation                 532,500

CPQ Holdings, Inc.                    532,500

                                   EXHIBIT B


                         [FORM OF WARRANT CERTIFICATE]


THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                          5:00 P.M., NEW YORK TIME, on
                                January __, 2003

No. W-



                              WARRANT CERTIFICATE

          This Warrant Certificate certifies that, for value received, _________________ having an address at ______________ ("Holder"), is the registered holder of warrants (the "Warrants") to purchase, at any time and from time to time after the date hereof until 5:00 P.M. New York time, on January
___, 2003, up to [               ] fully-paid and non-assessable shares (subject
to adjustment in certain events) of Class A Common Stock, par value $.01 per share ("Common Stock"), of DIGEX, INCORPORATED, a Delaware corporation (the "Company"), at the exercise price per share of $57.00, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of Continental Stock Transfer & Trust Company (the "Transfer Agent"), but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of January ___, 2000 between the Company and the Initial Holders (the "Warrant Agreement"). Payment of the

Exercise Price shall not be made in cash. Each registered holder of the Warrants shall exercise its rights to receive shares of Common Stock on a net basis, such that without the exchange of any funds, such holder receives that number of shares of Common Stock that would otherwise be issuable upon a cash exercise of such Warrants less that number of shares of Common Stock having a current market price (as defined in Section 3(b) of the Warrant Agreement) equal to the aggregate cash Exercise Price that would otherwise have been paid by such holder for the number of shares of Common Stock with respect to which such Warrant is being exercised.

          This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement. Each Warrant not exercised on or prior to January ___,2003 shall become invalid and all rights hereunder, and all rights in respect thereof under the Warrant Agreement, shall cease as of that time.

          The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.
A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

          The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

          Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Transfer Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.


          Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Transfer Agent shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

          The Company and the Transfer Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: January ___, 2000

                              DIGEX, INCORPORATED


                              By:_____________________________
                                 Name:
                                 Title:

                             [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


          FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto ________________________________, whose address is
__________________________, this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:        Signature:____________________

                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)


                         _________________________
                         (Insert Social Security or Other
                         Identifying Number of Holder)

                        [FORM OF ELECTION TO PURCHASE]



          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________________ shares of Common Stock , all in accordance with the terms of the Warrant Agreement, dated January 12, 2000, by and among Digex, Incorporated and the initial holders of the Warrants.

          The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________________________________________, whose address is _____________________________________________ and that such certificate be delivered to _______________________________________ whose address is _____________________________________________.


Dated:                   Signature:  ___________________

                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate. Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.)


                         _________________________
                         (Insert Social Security or Other
                         Identifying Number of Holder)